FOURTH QUARTER 2021

Page 2 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers or departures of key personnel; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10- K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as “the Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 54. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Net Operating Income Detail (NOI) 18 Debt Summary 20 Capital Structure 22 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 23 Operational and Portfolio Information 25 In-Service Office Properties 26 In-Service Office Properties by Location 29 Studio Properties 31 Land Properties 32 Repositioning, Redevelopment, Development and Held-for-Sale Properties 33 Under Construction and Future Development Projects 35 Recently Completed, Under Construction and Planned Project Images 37 Office Tenant Industry Diversification 38 Fifteen Largest Office Tenants 39 Office Property Leasing Activity 41 Commenced Office Leases with Non-Recurring Upfront Abatements 43 Uncommenced Office Leases—Next Eight Quarters 46 Backfilled Office Leases—Next Eight Quarters 47 Expiring Office Leases—Next Eight Quarters 48 Expiring Office Leases—Annual 51 Definitions and Reconciliations 52 Definitions 53 Reconciliation of Net Income (Loss) to Net Operating Income 55 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 56 Company Outlook 57 Appendix 58 Total Portfolio Company’s Share 59 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 60 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in global epicenters of innovation, media and technology. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals over 20 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to Fourth Quarter 2020) • Net income attributable to common stockholders of $8.1 million ($0.05 per diluted share) compared to net loss to common stockholders of $8.5 million ($0.05 per diluted share) • FFO, excluding specified items, of $79.6 million ($0.52 per diluted share) compared to $66.8 million ($0.44 per diluted share) • Total revenue increased 18.0% to $240.5 million Office Highlights • Executed 74 new and renewal leases totaling 448,121 square feet, with GAAP and cash rent growth of 16.2% and 11.2%, respectively • Stabilized and in-service office portfolios were 93.8% and 92.8% leased, respectively • Net operating income and cash net operating income for the consolidated 42 same-store properties increased 4.6% and 2.8%, respectively Studio Highlights • Trailing 12-month occupancy for the three same-store studio properties was 85.7% • Net operating income and cash net operating income for the three same- store studio properties decreased 9.5% and 17.3%, respectively Capital Transactions • Purchased 5th & Bell, an Amazon-anchored 197,000-square-foot Class A office building in Seattle for $119 million (before closing adjustments) • Repurchased 1.3 million shares of common stock • Completed preferred stock offering raising approximately $413 million of net proceeds Development • Commenced construction on the 241,000-square-foot, seven-stage Sunset Glenoaks studio development in Los Angeles • Delivered 584,000-square-foot One Westside redevelopment 100% leased to Google for tenant improvements Financings • Recast unsecured revolving credit facility, increasing availability to $1 billion and extending maturity date to December 2025 • Secured $94 million construction loan for Sunset Glenoaks Dividend • Declared and paid quarterly dividend of $0.25 per share on common stock ESG Leadership • Recognized by GRESB with Green Star and 5-Star ratings, and as an Americas Office Sector Leader, ranking #1 in the Development Benchmark • Pledged a $500,000 monetary donation and $500,000 of pro-bono work to help build the nation’s largest veteran housing community at the West Los Angeles VA Campus FFO Guidance • Provided full-year 2022 FFO guidance in the range of $2.01 to $2.09 per diluted share, excluding specified items Conference Call Information: Thursday, February 17, 2022 at 11:00 AM PST / 2:00 PM EST (844) 200-6205 (U.S.) | (929) 526-1599 (International) | Passcode: 967644

Hudson Pacific Properties, Inc.

Supplemental Information | Fourth Quarter 2021

Corporate Data[1]

Unaudited, in thousands, except per share data

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Number of office properties owned	54	53	53	53	53
Office square feet[2]	15,769,031	15,571,852	15,584,647	15,583,010	15,550,750
Same-store office square feet[2][3]	12,258,304	12,890,572	12,661,812	12,628,002	12,619,891
Same-store office leased rate as of end of period[3]	93.1 %	91.7 %	92.4 %	92.3 %	94.3 %
Stabilized office square feet[2][4]	13,707,649	13,558,781	13,560,853	13,571,956	13,574,582
Stabilized office leased rate as of end of period[4]	93.8 %	92.1 %	92.7 %	92.7 %	94.5 %
In-service office square feet[2][5]	14,746,779	14,597,763	14,610,559	14,491,731	14,530,261
In-service office leased rate as of end of period[5]	92.8 %	91.2 %	91.4 %	91.7 %	93.5 %
Number of studio properties owned	4	3	3	3	3
Studio square feet[2]	1,465,403	1,224,403	1,224,403	1,224,403	1,224,403
Same-store studio square feet[2][6]	1,205,809	1,205,809	1,224,403	1,224,403	1,224,403
Same-store studio leased rate as of end of period[7]	85.7 %	87.6 %	88.0 %	89.6 %	90.2 %
Non-same-store studio square feet[2]	N/A	18,594	N/A	N/A	N/A
Non-same-store studio leased rate as of end of period	N/A	N/A	N/A	N/A	N/A
Number of land properties owned	8	9	8	8	8
Land properties estimated square feet[8]	2,954,406	3,195,406	3,195,406	3,187,261	3,187,261
Total portfolio square feet	20,188,840	19,991,661	20,004,456	19,994,674	19,962,414
Company's share of debt, net[9][10]	$ 3,013,107	$ 3,184,975	$ 2,863,638	$ 2,826,943	$ 2,787,917
Company's share of market capitalization[9][10]	$ 7,342,670	$ 7,366,931	$ 7,283,915	$ 7,106,345	$ 6,593,530
Company's share of Adjusted EBITDAre (annualized) / Company's share of debt, net[10]	6.9x	7.7x	7.2x	7.4x	7.1x
Company's share of debt, net/Company's share of market capitalization[9][10]	41.0 %	43.2 %	39.3 %	39.8 %	42.3 %
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.52	$ 0.50	$ 0.49	$ 0.48	$ 0.44
Range of closing prices[11]	$ 23.13 - 27.83	$ 25.70 - 28.37	$ 26.45 - 30.28	$ 22.89 - 28.43	$ 19.26 - 27.96
Closing price at quarter end	$ 24.71	$ 26.27	$ 27.82	$ 27.13	$ 24.02
Weighted average fully diluted common stock/units outstanding[10]	153,700	154,027	152,683	152,504	152,576
Shares of common stock/units outstanding at end of period[10]	154,753	155,743	155,543	153,979	154,283

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of October 1, 2020 and still owned and included in our office portfolio as of December 31, 2021.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 27, 32 and 33.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 26 and 27.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of October 1, 2020 and still owned and included in our studio portfolio as of December 31, 2021.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 22 for additional detail.
(10) See definitions starting on page 53.
(11) For the quarter indicated.

Page 5 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Drew B. Gordon
Executive Vice President, California Office Operations

Steven Jaffe
Executive Vice President, Business Affairs

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Jeff Stotland
Executive Vice President, Global Studios

Arthur X. Suazo
Executive Vice President, Leasing

Andy Wattula
Executive Vice President, Pacific Northwest/ Canada Office Operations

Derric Dubourdieu
Senior Vice President, Leasing

Gary Hansel
Senior Vice President, Southern California

Shawn McGarry
Senior Vice President, Northern California

Anne Mehrtens
Senior Vice President, Sunset Studios — Southern California

Chris Pearson
Senior Vice President, Development Planning and Government Affairs

Nader Shah
Senior Vice President, Construction and Development

Jim Soutter
Senior Vice President, Engineering

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Erik Thoreen
Senior Vice President, UK and Studios East

Chuck We
Senior Vice President, Western Canada

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 60

Page 7 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Board of Directors Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Barry A. Porter Managing General Partner, Clarity Partners L.P. Andrea Wong President (retired), International Production, Sony Pictures Television Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives.

Page 8 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Equity Research Coverage Rating Agencies Fitch Ratings Stephen Boyd (212) 908-9153 Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347 BMO Capital Markets John Kim (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Mizuho Securities Vikram Malhotra (212) 282-3827 Morgan Stanley Ronald Kamdem (212) 296-8319 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Financial Information

Page 10 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Consolidated Balance Sheets Unaudited, in thousands, except share data December 31, 2021 December 31, 2020 ASSETS Investment in real estate, net $ 7,077,703 $ 7,112,269 Non-real estate property, plant and equipment, net 58,469 8,444 Cash and cash equivalents 96,555 113,686 Restricted cash 100,321 35,854 Accounts receivable, net 25,339 22,105 Straight-line rent receivables, net 240,306 225,685 Deferred leasing costs and intangible assets, net 341,444 285,836 U.S. Government securities 129,321 135,115 Operating lease right-of-use asset 287,041 264,880 Prepaid expenses and other assets, net 119,000 55,469 Investment in unconsolidated real estate entities 154,731 82,105 Goodwill 109,439 8,754 Assets associated with real estate held for sale 250,520 — TOTAL ASSETS $ 8,990,189 $ 8,350,202 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,733,903 $ 3,399,492 In-substance defeased debt 128,212 131,707 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 300,959 235,860 Operating lease liability 293,596 270,014 Intangible liabilities, net 42,290 49,144 Security deposits and prepaid rent 84,939 92,180 Liabilities associated with real estate held for sale 3,898 — Total liabilities 4,653,933 4,244,533 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 129,449 127,874 Equity Hudson Pacific Properties, Inc. stockholders’ equity 4.750% series C cumulative redeemable preferred stock, 0.01 par value, 17,000,000 authorized; 17,000,000 and no shares outstanding at December 31, 2021 and 2020, respectively 425,000 — Common stock, $0.01 par value, 490,000,000 authorized, 151,124,543 shares and 151,401,365 shares outstanding at December 31, 2021 and 2020, respectively 1,511 1,514 Additional paid-in capital 3,317,072 3,469,758 Accumulated other comprehensive loss (1,761) (8,133) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,741,822 3,463,139 Non-controlling interest—members in consolidated real estate entities 402,971 467,009 Non-controlling interest—units in the operating partnership 52,199 37,832 Total equity 4,196,992 3,967,980 TOTAL LIABILITIES AND EQUITY $ 8,990,189 $ 8,350,202

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Consolidated Statements of Operations

Unaudited, in thousands, except per share data

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
REVENUES				
Office				
Rental	$ 202,382	$ 181,263	$ 782,736	$ 721,286
Service and other revenues	3,276	3,205	12,634	14,633
Total office revenues	**205,658**	**184,468**	**795,370**	**735,919**
Studio				
Rental	13,513	11,989	49,985	48,756
Service and other revenues	21,311	7,386	51,480	20,290
Total studio revenues	**34,824**	**19,375**	**101,465**	**69,046**
Total revenues	**240,482**	**203,843**	**896,835**	**804,965**
OPERATING EXPENSES				
Office operating expenses	72,796	67,653	280,334	262,199
Studio operating expenses	19,550	9,945	55,513	37,580
General and administrative	17,500	23,939	71,346	77,882
Depreciation and amortization	88,107	77,351	343,614	299,682
Total operating expenses	**197,953**	**178,888**	**750,807**	**677,343**
OTHER INCOME (EXPENSE)				
Income from unconsolidated real estate entities	151	667	1,822	736
Fee income	898	1,074	3,221	2,815
Interest expense	(30,139)	(29,638)	(121,939)	(113,823)
Interest income	926	960	3,794	4,089
Management services reimbursement income—unconsolidated real estate entities	253	—	1,132	—
Management services expense—unconsolidated real estate entities	(253)	—	(1,132)	—
Transaction-related expenses	(1,547)	—	(8,911)	(440)
Unrealized gain (loss) on non-real estate investments	4,951	(128)	16,571	(2,463)
Impairment loss	—	—	(2,762)	—
Loss on extinguishment of debt	(10)	—	(6,259)	(2,654)
Other (expense) income	(1,006)	(1,058)	(2,553)	548
Total other expense	**(25,776)**	**(28,123)**	**(117,016)**	**(111,192)**
Net income (loss)	**16,753**	**(3,168)**	**29,012**	**16,430**
Net income attributable to Series A preferred units	(153)	(153)	(612)	(612)
Net income attributable to Series C preferred shares	(2,281)	—	(2,281)	—
Net income attributable to participating securities	(260)	(720)	(1,090)	(1,041)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,042)	(6,378)	(21,806)	(18,955)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	122	1,864	2,902	4,571
Net (income) loss attributable to non-controlling interest in the operating partnership	(77)	79	(61)	(10)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 8,062**	**$ (8,476)**	**$ 6,064**	**$ 383**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income (loss) attributable to common stockholders—basic	$ 0.05	$ (0.05)	$ 0.04	$ 0.00
Net income (loss) attributable to common stockholders—diluted	$ 0.05	$ (0.05)	$ 0.04	$ 0.00
Weighted average shares of common stock outstanding—basic	152,137,508	151,585,520	151,618,282	153,126,027
Weighted average shares of common stock outstanding—diluted	152,271,140	151,585,520	151,943,360	153,169,025

Page 11 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
NET INCOME (LOSS)	$ 16,753	$ (6,182)	$ 7,030	$ 11,411	$ (3,168)
Adjustments:					
Depreciation and amortization—Consolidated	88,107	88,568	84,178	82,761	77,351
Depreciation and amortization—Non-real estate assets	(4,331)	(2,221)	(590)	(577)	(566)
Depreciation and amortization—Company's Share from unconsolidated real estate entity	1,497	1,462	1,550	1,511	1,424
Impairment loss	—	2,762	—	—	—
Unrealized (gain) loss on non-real estate investment	(4,951)	(827)	(5,018)	(5,775)	128
Tax impact of unrealized gain on non-real estate investment	1,973	—	1,876	—	—
FFO attributable to non-controlling interests	(17,867)	(14,288)	(15,839)	(16,717)	(13,025)
FFO attributable to preferred units	(2,434)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**78,747**	**69,121**	**73,034**	**72,461**	**61,991**
Specified items impacting FFO:					
Transaction-related expenses	1,547	6,300	1,064	—	—
One-time tax reassessment management cost	—	—	—	—	5,500
One-time prior period net property tax adjustment	(687)	(1,346)	335	1,050	(702)
One-time debt extinguishment cost—Company's share	—	3,187	—	—	
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 79,607**	**$ 77,262**	**$ 74,433**	**$ 73,511**	**$ 66,789**
Weighted average common stock/units outstanding—diluted	153,700	154,027	152,683	152,504	152,576
FFO per common stock/unit—diluted	$ 0.51	$ 0.45	$ 0.48	$ 0.48	$ 0.41
FFO (excluding specified items) per common stock/unit—diluted	$ 0.52	$ 0.50	$ 0.49	$ 0.48	$ 0.44

Page 12 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Funds from Operations (continued)

Unaudited, in thousands, except per share data

Year To Date	Twelve Months Ended December 31, 2021	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
NET INCOME	$ 29,012	$ 12,259	$ 18,441	$ 11,411	$ 16,430
Adjustments:					
Depreciation and amortization—Consolidated	343,614	255,507	166,939	82,761	299,682
Depreciation and amortization—Non-real estate assets	(7,719)	(3,388)	(1,167)	(577)	(2,286)
Depreciation and amortization—Company's Share from unconsolidated real estate entity	6,020	4,523	3,061	1,511	5,605
Impairment loss	2,762	2,762	—	—	—
Unrealized (gain) loss on non-real estate investment	(16,571)	(11,620)	(10,793)	(5,775)	2,463
Tax impact of unrealized gain on non-real estate investment	3,849	1,876	1,876	—	—
FFO attributable to non-controlling interests	(64,388)	(46,731)	(32,462)	(16,717)	(37,644)
FFO attributable to preferred units	(2,893)	(459)	(306)	(153)	(612)
FFO to common stockholders and unitholders	**293,686**	**214,729**	**145,589**	**72,461**	**283,638**
Specified items impacting FFO:					
Transaction-related expenses	8,911	7,364	1,064	—	440
One-time tax reassessment management cost	—	—	—	—	5,500
One-time straight-line rent reserve	—	—	—	—	2,620
One-time prior period net property tax adjustment	(581)	26	1,372	1,050	(937)
One-time debt extinguishment cost—Company's share	3,187	3,187	—	—	2,654
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 305,203**	**$ 225,306**	**$ 148,025**	**$ 73,511**	**$ 293,915**
Weighted average common stock/units outstanding—diluted	153,332	153,379	152,675	152,504	154,084
FFO per common stock/unit—diluted	$ 1.92	$ 1.40	$ 0.95	$ 0.48	$ 1.84
FFO (excluding specified items) per common stock/unit—diluted	$ 1.99	$ 1.47	$ 0.97	$ 0.48	$ 1.91

(1) See definitions starting on page 53.

Page 13 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date		Three Months Ended			
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
FFO	$ 78,747	$ 69,121	$ 73,034	$ 72,461	$ 61,991
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(6,337)	(3,592)	(6,811)	(8,708)	(806)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	821	804	804	826	826
Non-real estate depreciation[2]	4,331	2,221	590	577	566
Amortization of deferred financing costs and loan discounts/premiums, net	2,029	1,845	1,717	1,714	1,639
Recurring capital expenditures, tenant improvements and lease commissions	(13,384)	(15,894)	(15,580)	(18,022)	(20,149)
Non-cash compensation expense	5,445	5,840	6,340	3,538	8,314
AFFO	**$ 71,652**	**$ 60,345**	**$ 60,094**	**$ 52,386**	**$ 52,381**
Dividends paid to common stock and unitholders	$ 38,647	$ 38,745	$ 38,742	$ 38,426	$ 38,370
AFFO payout ratio	53.9 %	64.2 %	64.5 %	73.4 %	73.3 %

Year To Date	Twelve Months Ended December 31, 2021	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
FFO	$ 293,686	214,729	$ 145,589	$ 72,461	$ 283,638
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(25,448)	(19,111)	(15,519)	(8,708)	(36,250)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	3,255	2,434	1,630	826	3,305
Non-real estate depreciation[2]	7,719	3,388	1,167	577	2,286
Amortization of deferred financing costs and loan discounts/premiums, net	7,305	5,276	3,431	1,714	8,564
Recurring capital expenditures, tenant improvements and lease commissions	(62,880)	(49,496)	(33,602)	(18,022)	(85,195)
Non-cash compensation expense	21,163	15,718	9,878	3,538	22,723
AFFO	**$ 244,800**	**$ 172,938**	**$ 112,574**	**$ 52,386**	**$ 199,071**
Dividends paid to common stock and unitholders	$ 154,560	$ 115,913	$ 77,168	$ 38,426	$ 154,996
AFFO payout ratio	63.1 %	67.0 %	68.5 %	73.4 %	77.9 %

(1) See definitions starting on page 53.
(2) Prior period AFFO calculations have been adjusted to include non-real estate depreciation for comparability with the current period.

Page 14 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	% change	Year Ended December 31, 2021	Year Ended December 31, 2020	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	42	42		40	40	
Rentable square feet	10,758,014	10,758,014		10,482,170	10,482,170	
Ending % leased	92.6 %	95.1 %	(2.5)%	92.6 %	95.1 %	(2.5)%
Ending % occupied	91.3 %	94.2 %	(2.9)%	91.5 %	94.2 %	(2.7)%
Average % occupied for the period	91.2 %	94.0 %	(2.8)%	91.9 %	94.7 %	(2.8)%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,205,809	1,205,809		1,205,809	1,205,809	
Average % occupied for the period[5]	85.7 %	90.0 %	(4.3)%	85.7 %	90.0 %	(4.3)%

SAME-STORE ANALYSIS—NET OPERATING INCOME	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	% change	Year Ended December 31, 2021	Year Ended December 31, 2020	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 170,584	$ 164,075	4.0 %	$ 653,273	$ 644,177	1.4 %
Total studio revenues	20,769	19,375	7.2	80,394	69,046	16.4
Same-store revenues	**191,353**	**183,450**	**4.3**	**733,667**	**713,223**	**2.9**
Total office expenses	60,189	58,517	2.9	227,709	221,487	2.8
Total studio expenses	12,236	9,945	23.0	45,115	37,580	20.1
Same-store expenses	**72,425**	**68,462**	**5.8**	**272,824**	**259,067**	**5.3**
Same-store office net operating income	**110,395** (7)	**105,558** (7)	**4.6**	**425,564** (8)	**422,690** (8)	**0.7**
NOI margin	64.7 %	64.3 %	0.4	65.1 %	65.6 %	(0.5)
Same-store studio net operating income	**8,533**	**9,430** (9)	**(9.5)**	**35,279** (10)	**31,466** (10)	**12.1**
NOI margin	41.1 %	48.7 %	(7.6)	43.9 %	45.6 %	(1.7)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 118,928**	**$ 114,988**	**3.4 %**	**$ 460,843**	**$ 454,156**	**1.5 %**
NOI margin	62.2 %	62.7 %	(0.5)	62.8 %	63.7 %	(0.9)

Page 15 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended December 31, 2021		2020		% change	Year Ended December 31, 2021		2020		% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)										
Total office cash revenues	$ 168,394		$ 163,729		2.8 %	$ 637,040		$ 611,618		4.2 %
Total studio cash revenues	20,113		19,539		2.9	78,876		68,150		15.7
Same-store cash revenues	**188,507**		**183,268**		**2.9**	**715,916**		**679,768**		**5.3**
Total office cash expenses	59,267		57,561		3.0	223,981		217,673		2.9
Total studio cash expenses	12,157		9,916		22.6	44,799		37,521		19.4
Same-store cash expenses	**71,424**		**67,477**		**5.9**	**268,780**		**255,194**		**5.3**
Same-store office net operating income (cash basis)	**109,127**	(7)	**106,168**	(7)	**2.8**	**413,059**	(8)	**393,945**	(8)	**4.9**
NOI margin	64.8 %		64.8 %		—	64.8 %	(10)	64.4 %	(10)	0.4
Same-store studio net operating income (cash basis)	**7,956**		**9,623**	(9)	**(17.3)**	**34,077**		**30,629**		**11.3**
NOI margin	39.6 %		49.3 %		(9.7)	43.2 %		44.9 %		(1.7)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 117,083**		**$ 115,791**		**1.1 %**	**$ 447,136**		**$ 424,574**		**5.3 %**
NOI margin	62.1 %		63.2 %		(1.1)	62.5 %		62.5 %		—

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended December 31, 2021 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2020 and still owned and included in the stabilized office portfolio as of December 31, 2021. Same-store office for the 12 months ended December 31, 2021 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of December 31, 2021.
(3) See pages 26 and 27 for same-store office properties.
(4) Same-store studio for the three months ended December 31, 2021 defined as all properties owned and included in our studio portfolio as of October 1, 2020 and still owned and included in our studio portfolio as of December 31, 2021. Same-store studio for the 12 months ended December 31, 2021 defined as all properties owned and included in our studio portfolio as of January 1, 2020 and still owned and included in our studio portfolio as of December 31, 2021.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended December 31, 2021.
(6) See page 55 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office net operating income for the three months ended December 31, 2021 included a one-time net property tax savings of $0.5 million resulting from a reassessment at Ferry Building. Same-store office net operating income for the three months ended December 31, 2020 included a one-time property tax increase of $1.6 million resulting from reassessments at ICON and CUE. Adjusted for these items, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the three months ended December 31, 2021 would have been 2.5% and 0.8%, respectively.
(8) Same-store office net operating income for the 12 months ended December 31, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE and a one-time net property tax savings of $0.4 million resulting from a reassessment at Ferry Building. Same-store office net operating income for the 12 months ended December 31, 2020 included a one-time property tax increase of million and $1.1 million resulting from reassessments at ICON and CUE. Adjusted for these items, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the 12 months ended December 31, 2021 would have been 0.5% and 4.7%, respectively.
(9) Same-store studio net operating income for the three months ended December 31, 2020 included a net one-time property tax savings of $2.2 million at Sunset Gower Studios. Adjusted for this item, the consolidated same-store studio net operating income and consolidated same store office net operating income (cash basis) for the three months ended December 31, 2021 would have increased to 17.7% and 6.9%, respectively.

Page 16 of 60

Page 17 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Same-Store Property Performance—Consolidated(1) (continued) Unaudited, in thousands, except number of properties and square feet (10) Same-store studio net operating income for the 12 months ended December 31, 2021 included one-time property tax increases of $0.4 million resulting from reassessments at Sunset Gower and Sunset Bronson Studios and a one-time prior year property tax savings of $1.4 million at Sunset Las Palmas Studios. Same-store studio net operating income for the 12 months ended December 31, 2020 included a net one-time property tax savings of $2.1 million at Sunset Gower Studios. Adjusted for these items, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the 12 months ended December 31, 2021 would have been 16.7% and 15.9%, respectively.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Net Operating Income Detail (NOI)

Three Months Ended December 31, 2021 | Unaudited, in thousands, except square feet

	Same-Store Office [1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Held-for-Sale[5]	Total Properties
REVENUE								
Cash rent	$ 136,747	$ 12,213	$ 7,051	$ 401	$ —	$ 10,463	$ 5,331	$ 172,206
Cash tenant recoveries	28,906	243	2,937	—	—	1,742	885	34,713
Straight-line rent	584	665	4,355	—	—	1,138	(443)	6,299
Amortization of above-market and below-market leases, net	2,010	—	1,076	—	—	24	24	3,134
Amortization of lease incentive costs	(404)	(9)	—	—	—	(23)	(21)	(457)
Total rental revenue	**167,843**	**13,112**	**15,419**	**401**	**—**	**13,344**	**5,776**	**215,895**
Service and other revenues	2,741	7,657	156	13,654	—	4	375	24,587
Total revenue	**170,584**	**20,769**	**15,575**	**14,055**	**—**	**13,348**	**6,151**	**240,482**
OPERATING EXPENSES								
Property operating expenses	59,267	12,157	3,430	7,314	—	6,269	2,889	91,326
Straight-line rent	325	—	—	—	—	—	—	325
Non-cash portion of interest expense	11	79	—	—	—	1	—	91
Amortization of above-market and below-market ground leases, net	586	—	16	—	—	2	—	604
Total operating expenses	**60,189**	**12,236**	**3,446**	**7,314**	**—**	**6,272**	**2,889**	**92,346**
TOTAL CONSOLIDATED NOI[6]	**$ 110,395**	**$ 8,533**	**$ 12,129**	**$ 6,741**	**$ —**	**$ 7,076**	**$ 3,262**	**$ 148,136**
ADD: COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	3,125 [7]	—	—	—	—	3,125
LESS: TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTEREST	13,707 [8]	3,696 [9]	4,466 [10]	—	—	172 [11]	—	22,041
TOTAL COMPANY'S SHARE OF NOI	**$ 96,688**	**$ 4,837**	**$ 10,788**	**$ 6,741**	**$ —**	**$ 6,904**	**$ 3,262**	**$ 129,220**
Square feet[12]	10,758,014	1,205,809	1,449,345	—	295,675	1,039,130	745,171	15,493,144
Ending % leased	92.6 %	85.7 %	99.7 %	— %	1.8 %	79.8 %	61.9 %	88.6 %
Ending % occupied	91.3 %	85.7 %	99.7 %	— %	— %	78.4 %	61.9 %	87.7 %
NOI margin	64.7 %	41.1 %	77.9 %	48.0 %	— %	53.0 %	53.0 %	61.6 %
RECONCILIATION TO CASH NOI								
TOTAL NOI	**$ 110,395**	**$ 8,533**	**$ 12,129**	**$ 6,741**	**$ —**	**$ 7,076**	**$ 3,262**	**$ 148,136**
Straight-line rent, net	(259)	(665)	(4,355)	—	—	(1,138)	443	(5,974)
Non-cash portion of interest expense	11	79	—	—	—	1	—	91
Amortization of above-market and below-market leases, net	(2,010)	—	(1,076)	—	—	(24)	(24)	(3,134)
Amortization of lease incentive costs	404	9	—	—	—	23	21	457
Amortization of above-market and below-market ground leases, net	586	—	16	—	—	2	—	604
TOTAL CONSOLIDATED CASH NOI	**$ 109,127**	**$ 7,956**	**$ 6,714**	**$ 6,741**	**$ —**	**$ 5,940**	**$ 3,702**	**$ 140,180**

Page 18 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Net Operating Income Detail (NOI) (continued)

Three Months Ended December 31, 2021 | Unaudited, in thousands, except square feet

	Same-Store Office [1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Held-for-Sale[5]	Total Properties
ADD: COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,001 [7]	—	—	—	—	2,001
LESS: TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	13,435 [8]	3,414 [9]	3,587 [10]	—	—	(290) [11]	—	20,146
TOTAL COMPANY'S SHARE OF CASH NOI	$ 95,692	$ 4,542	$ 5,128	$ 6,741	$ —	$ 6,230	$ 3,702	$ 122,035

(1) See pages 26 and 27 for same-store office for the three months ended December 31, 2021. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint ventures, Bentall Centre and Sunset Glenoaks Studios.
(2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(3) See page 27 for non-same-store office and lease-up properties.
(4) Included as part of non-same store studio are the net operating income results for Star Waggons and Zio Studio Services, both of which were acquired during third quarter 2021.
(5) See page 33 for repositioning, redevelopment, development and held for sale properties.
(6) See pages 55 for all non-GAAP NOI reconciliations.
(7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars ("CAD") to United States Dollars ("USD") using the average monthly foreign currency exchange rate for the period presented.
(8) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(10) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside.
(11) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow.
(12) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint ventures, Bentall Centre and Sunset Glenoaks Studios.

Page 19 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Debt Summary

As of December 31, 2021 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ 125,000	LIBOR + 1.05% to 1.50%	12/21/2025	$ —	$ 125,000	$ 1,000,000	$ 875,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[5][6]	$ 1,100,000	LIBOR +1.17%	8/9/2023	$ —	$ 1,100,000	$ 561,000	$ —
Acquired Hollywood Media Portfolio debt[5]	(209,814)	LIBOR + 1.55%	8/9/2023	—	(209,814)	(209,814)	—
Hollywood Media Portfolio, net	**890,186**			**—**	**890,186**	**351,186**	**—**
One Westside and 10850 Pico	241,388	LIBOR + 1.70%	12/18/2023	—	241,388	181,041	173,212
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[7]	314,300	LIBOR + 1.30%	12/18/2025	—	314,300	172,865	—
Hill7[8]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,714,874**			**$ 11,130**	**$ 1,714,874**	**$ 928,642**	**$ 173,212**

Page 20 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Debt Summary (continued)

As of December 31, 2021 | Unaudited, in thousands

Other consolidated debt

	Principal Amount(1)	Interest Rate(2)	Contractual Maturity Date	Annual Debt Service(1)	Balance at Maturity	Company's Share
In-substance defeased debt(9)	$ 128,212	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 96,159
Joint venture debt(10)	66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount(1)	Interest Rate(2)	Contractual Maturity Date	Annual Debt Service(1)	Balance at Maturity	Company's Share
Bentall Centre(11)	$ 518,126	CDOR + 1.75%	7/1/2024	$ —	$ 518,126	$ 103,625
Sunset Glenoaks Studios(12)	$ 3,300	LIBOR + 3.00%	1/9/2025	$ 102	$ 3,300	$ 1,650

(1) See definitions starting on page 53.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2021, no such election had been made.
(4) The maturity date may be extended twice for an additional six-month term each.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $1.1 billion mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. The Company purchased bonds comprising the loan in the amount of $209.8 million.
(6) The effective interest rate on the loan is LIBOR + 1.17% until August 9, 2022, at which time the effective interest rate will decrease to LIBOR + 0.99%.
(7) We own 55% of the ownership interest in the consolidated joint venture that owns the 1918 Eighth property. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest-only through the five-year term.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(9) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes debt amortization payments based on a ten-year amortization schedule with a balloon payment at maturity.
(10) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(11) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance is shown in USD using the foreign currency exchange rate as of December 31, 2021. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.
(12) We own 50% of the ownership interest in the unconsolidated real estate investment that owns the Sunset Glenoaks Studios development. This loan has an initial interest rate of LIBOR plus 3.00% per annum and is interest-only through its term. The total capacity of the loan is $94.0 million, as of December 31, 2021 we have $90.7 million undrawn.

Page 21 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Capital Structure

As of December 31, 2021 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$	125,000	
Unsecured private placement			625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			1,714,874	
Total Consolidated unsecured and secured debt[1]		**$**	**3,764,874**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated debt[1]		**$**	**3,774,689**	
Less: Cash and cash equivalents			(96,555)	
Total Consolidated debt, net[1]		**$**	**3,678,134**	
Add: Company's share of unconsolidated real estate entity debt[2]			105,275	
Less: Partner's share of consolidated debt[3]			(786,232)	
Less: Company's share of unconsolidated real estate entity cash and cash equivalents			(8,126)	
Add: Partner's share of cash and cash equivalents			24,056	
Company's share of debt, net[1]		**$**	**3,013,107**	
EQUITY				
Series C cumulative redeemable preferred stock	17,000,000	$	425,000	
Common stock	151,124,543		3,734,287	
Operating partnership units	1,842,898		45,538	
Restricted stock and units	1,188,928		29,378	
Dilutive shares[1]	596,348		14,736	
TOTAL EQUITY	**171,752,717**	**$**	**4,248,939**	[4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**8,023,628**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**7,342,670**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**45.8 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**41.0 %**	

(1) See definitions starting on page 53.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on December 31, 2021 closing price at $24.71 per share of common stock.

Page 22 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$-
$692,227(2)
$105,275
$724,865(3)
$150,000
$456,000
$55,550
$500,000
$400,000
2022
2023
2024
2025
2026
2027
2028
2029
2030 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[4]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 2,050,000	66.5%	4.0%	5.8
Secured debt[5]	1,033,917	33.5	2.1%	2.8
TOTAL	**$ 3,083,917**	**100.0%**		4.8
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 584,181	18.9%	1.6%	3.0
Fixed-rate debt[5][6]	2,499,736	81.1	3.7%	5.2
TOTAL	**$ 3,083,917**	**100.0%**		4.8
Weighted average stated interest rate[4]			3.3%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[7]			3.5%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[8]		
Total liabilities to total asset value	≤ 60%	38.7%
Unsecured indebtedness to unencumbered asset value	≤ 60%	35.2%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.7x
Secured indebtedness to total asset value	≤ 45%	18.3%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.6x
UNSECURED REGISTERED SENIOR NOTES[9]		
Debt to total assets	≤ 60%	42.4%
Total unencumbered assets to unsecured debt	≥ 150%	280.0%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.5x
Secured debt to total assets	≤ 45%	19.9%

Page 23 of 60

Page 24 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of December 31, 2021. (2) Includes $351.2 million related to the Hollywood Media Portfolio loan maturing August 9, 2023. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. (3) We have the option to extend the initial maturity date with respect to the unsecured revolving credit facility twice for an additional six-month term each. (4) Rates as of December 31, 2021 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of December 31, 2021. (5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The interest rate on a portion of the outstanding loan balance has been effectively fixed through the use of interest rate swaps under the first payments approach. As of December 31, 2021, the LIBOR component of the interest rate was fixed at 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the loan secured by the Hollywood Media Portfolio, respectively. (6) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (7) Rates are as of December 31, 2021 and include deferred financing costs and loan discounts/premiums. (8) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In December 2021, the operating partnership entered into an amended and restated credit agreement (the “Facility”). The table summarizes the financial results as of December 31, 2021 under the most restrictive covenants of the Facility or private placement debt. As of December 31, 2021, the operating partnership was in compliance with both the private placement debt and the Facility covenants. (9) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of December 31, 2021. As of December 31, 2021, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,500,290	96.3 %	96.7 %	$ 43,176,282	$ 29.88
Subtotal		**1,500,290**	**96.3**	**96.7**	**43,176,282**	**29.88**
Greater Seattle, Washington						
Met Park North	Denny Triangle	189,511	100.0	100.0	5,653,477	29.83
Hill7[7]	Denny Triangle	285,419	99.0	99.0	11,370,031	40.23
450 Alaskan	Pioneer Square	171,026	95.4	99.5	6,877,946	42.17
411 First	Pioneer Square	163,668	60.9	60.9	3,765,520	37.79
505 First	Pioneer Square	288,597	84.0	84.0	7,083,908	29.22
83 King	Pioneer Square	184,055	64.6	69.2	5,318,321	44.72
Subtotal		**1,282,276**	**85.5**	**86.7**	**40,069,203**	**36.55**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,032,175	97.2	97.2	53,518,418	53.36
275 Brannan	San Francisco	57,120	100.0	100.0	4,690,232	82.11
625 Second	San Francisco	138,354	51.1	51.1	4,853,832	68.67
875 Howard	San Francisco	285,706	97.9	97.9	15,322,196	54.79
901 Market	San Francisco	206,697	88.3	88.3	12,610,010	69.13
Rincon Center[8]	San Francisco	533,273	97.6	97.6	32,408,099	62.30
Ferry Building[7]	San Francisco	266,446	96.3	98.2	21,819,709	85.01
Towers at Shore Center	Redwood Shores	335,308	92.9	95.1	22,656,765	72.74
Shorebreeze	Redwood Shores	230,931	83.8	91.0	12,574,453	64.95
555 Twin Dolphin	Redwood Shores	200,615	90.2	90.2	11,523,092	63.69
Palo Alto Square[9]	Palo Alto	317,899	86.7	91.4	26,047,263	94.55
3176 Porter	Palo Alto	42,899	100.0	100.0	3,346,122	78.00
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,339,847	73.80
Clocktower Square	Palo Alto	100,655	100.0	100.0	8,912,586	88.55
Foothill Research Center	Palo Alto	195,121	93.6	93.6	13,668,200	74.82
Page Mill Center[10]	Palo Alto	94,539	82.4	82.4	6,236,184	80.01
Page Mill Hill	Palo Alto	178,179	89.4	94.8	12,523,004	78.58
Gateway	North San Jose	610,863	81.0	82.0	21,640,894	43.75
1740 Technology	North San Jose	206,710	99.6	99.6	8,842,295	42.95
Concourse	North San Jose	945,407	88.8	89.5	34,465,224	41.04
Metro Plaza[11]	North San Jose	409,723	87.1	87.7	15,656,775	43.85
Skyport Plaza	North San Jose	418,667	96.1	96.1	15,858,698	39.42
Techmart	Santa Clara	284,852	71.8	77.9	10,097,590	49.34
Subtotal		**7,299,996**	**90.5**	**91.7**	**384,611,488**	**58.21**

Page 26 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Los Angeles, California						
6040 Sunset[12]	Hollywood	114,958	100.0	100.0	6,607,096	57.47
ICON[12]	Hollywood	326,792	100.0	100.0	20,052,743	61.36
CUE[12]	Hollywood	94,386	100.0	100.0	5,867,379	62.16
EPIC[12]	Hollywood	301,127	100.0	100.0	21,211,386	70.44
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,545,170	45.05
Maxwell	Downtown Los Angeles	102,963	100.0	100.0	4,783,165	46.46
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,238,742	73.18
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,133,368	49.44
10850 Pico[13]	West Los Angeles	44,913	100.0	100.0	1,940,536	43.21
10900 Washington	West Los Angeles	9,919	100.0	100.0	499,918	50.40
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,947,425	49.92
11601 Wilshire	West Los Angeles	498,112	91.3	95.4	21,582,739	47.43
Element LA	West Los Angeles	284,037	100.0	100.0	17,864,002	62.89
Subtotal		**2,175,742**	**97.6**	**99.0**	**120,273,669**	**56.62**
Total same-store		**12,258,304**	**92.0**	**93.1**	**588,130,642**	**52.17**
NON-SAME-STORE						
Greater Seattle, Washington						
1918 Eighth[7]	Denny Triangle	668,209	99.6	99.6	20,866,717	31.35
5th & Bell	Denny Triangle	197,136	99.0	99.0	7,004,205	35.87
Subtotal		**865,345**	**99.5**	**99.5**	**27,870,922**	**32.37**
Los Angeles, California						
One Westside[14]	West Los Angeles	584,000	100.0	100.0	36,211,200	62.01
Subtotal		**584,000**	**100.0**	**100.0**	**36,211,200**	**62.01**
Total non-same-store		**1,449,345**	**99.7**	**99.7**	**64,082,122**	**44.35**
Total Stabilized		**13,707,649**	**92.8**	**93.8**	**652,212,764**	**51.29**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	726,080	79.4	81.3	35,093,355	60.90
333 Twin Dolphin	Redwood Shores	183,119	91.8	91.8	10,505,563	62.51
Subtotal		**909,199**	**81.9**	**83.4**	**45,598,918**	**61.26**
Los Angeles, California						
Harlow[12]	Hollywood	129,931	54.1	54.1	3,821,784	54.38
Subtotal		**129,931**	**54.1**	**54.1**	**3,821,784**	**54.38**

Page 27 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

In-Service Office Properties[(1)] (continued)

	Submarket	Square Feet[(2)]	Percent Occupied[(3)]	Percent Leased[(3)]	Annualized Base Rent[(4)]	Annualized Base Rent Per Square Foot[(4)]
Total lease-up		**1,039,130**	**78.4 %**	**79.8 %**	**$ 49,420,702**	**$ 60.67**
TOTAL IN-SERVICE		**14,746,779**	**91.8 %**	**92.8 %**	**$ 701,633,466**	**$ 51.85** (15)

(1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 32 and 33. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.
(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2021, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2021. Annualized base rent does not reflect tenant reimbursements.
(5) Defined as all properties owned and included in our stabilized office portfolio as of October 1, 2020 and still owned and included in the stabilized office portfolio as of December 31, 2021.
(6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth.
(8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet.
(9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021.
(10) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020.
(11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet.
(12) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow.
(13) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet.
(14) The entire premises was delivered for construction of tenant improvements to Google, Inc. during fourth quarter 2021. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 37 for estimated yield and project costs.
(15) Included as part of total in-service occupied and leased square footage is 68,128 square feet of existing leases that have been amended or signed as of fourth quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $52.30.

Page 28 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,500,290	1,445,088	96.3 %	1,450,422	96.7 %	$ 43,176,282	$ 29.88
Subtotal	**1**	**1,500,290**	**1,445,088**	**96.3**	**1,450,422**	**96.7**	**43,176,282**	**29.88**
Greater Seattle, Washington								
Denny Triangle	4	1,340,275	1,332,998	99.5	1,332,998	99.5	44,894,430	33.68
Pioneer Square	4	807,346	624,111	77.3	639,564	79.2	23,045,695	36.93
Subtotal	**8**	**2,147,621**	**1,957,109**	**91.1**	**1,972,562**	**91.8**	**67,940,125**	**34.71**
San Francisco Bay Area, California								
San Francisco	7	2,519,771	2,369,825	94.0	2,374,869	94.2	145,222,496	61.28
Redwood Shores	3	766,854	686,000	89.5	709,910	92.6	46,754,310	68.15
Palo Alto	7	1,137,149	1,046,869	92.1	1,071,411	94.2	86,073,206	82.22
North San Jose	5	2,591,370	2,299,727	88.7	2,314,023	89.3	96,463,886	41.95
Santa Clara	1	284,852	204,660	71.8	222,027	77.9	10,097,590	49.34
Subtotal	**23**	**7,299,996**	**6,607,081**	**90.5**	**6,692,240**	**91.7**	**384,611,488**	**58.21**
Los Angeles, California								
Hollywood	4	837,263	837,263	100.0	837,263	100.0	53,738,604	64.18
West Los Angeles	8	1,687,815	1,644,719	97.4	1,665,059	98.7	92,417,930	56.19
Downtown Los Angeles	2	234,664	226,060	96.3	234,664	100.0	10,328,335	45.69
Subtotal	**14**	**2,759,742**	**2,708,042**	**98.1**	**2,736,986**	**99.2**	**156,484,869**	**57.79**
Total Stabilized	**46**	**13,707,649**	**12,717,320**	**92.8**	**12,852,210**	**93.8**	**652,212,764**	**51.29**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 28.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.

Page 29 of 60

Page 30 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 In-Service Office Properties by Location(1) (continued) Properties Square Feet(2) Occupied Square Feet Percent Occupied(3) Leased Square Feet Percent Leased(3) Annualized Base Rent(4) Annualized Base Rent Per Square Foot(4) LEASE-UP San Francisco Bay Area, California Foster City 1 726,080 576,244 79.4 590,641 81.3 35,093,355 60.90 Redwood Shores 1 183,119 168,074 91.8 168,074 91.8 10,505,563 62.51 Subtotal 2 909,199 744,318 81.9 758,715 83.4 45,598,918 61.26 Los Angeles, California Hollywood 1 129,931 70,285 54.1 70,285 54.1 3,821,784 54.38 Subtotal 1 129,931 70,285 54.1 70,285 54.1 3,821,784 54.38 Total Lease-up 3 1,039,130 814,603 78.4 829,000 79.8 49,420,702 60.67 TOTAL IN-SERVICE 49 14,746,779 13,531,923 91.8% 13,681,210 92.8% $ 701,633,466 $ 51.85 (6) For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 28. (6) Included as part of total in-service occupied and leased square footage is 68,128 square feet of existing leases that have been amended or signed as of fourth quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $52.30.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Studio Properties

	Square Feet	Percent of Total	Percent Leased[1]	Annual Base Rent[2]	Annual Base Rent Per Leased Square Foot[3]
Sunset Gower Studios	531,756	44.1 %	84.8 %	$ 18,980,337	$ 42.11
Sunset Bronson Studios	308,026	25.5	91.7	10,954,953	38.80
Sunset Las Palmas Studios[4]	366,027	30.4	82.0	14,380,103	48.07
Total same-store studio[5]	**1,205,809**	**100.0 %**	**85.7 %**	**$ 44,315,393**	**$ 42.89**
TOTAL STUDIO[6]	**1,205,809**	**100.0 %**			

(1) Percent leased for same-store studio is the average percent leased for the 12 months ended December 31, 2021.
(2) Annual base rent for same-store studio reflects actual base rent for the 12 months ended December 31, 2021, excluding tenant reimbursements.
(3) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2021.
(4) 18,594 square feet located at Sunset Las Palmas Studios was taken off-line for repositioning.
(5) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2020 and still owned and included in our portfolio as of December 31, 2021. We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Does not include 241,000 square feet related to Sunset Glenoaks Studios which is under construction as of fourth quarter 2021. We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. See page 35 for more information.

Page 31 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Greater London, UK			
Sunset Waltham Cross Studios—Development[2]	Broxbourne	TBD	N/A
Subtotal		**TBD**	**N/A**
Vancouver, British Columbia			
Burrard Exchange[3]	Downtown Vancouver	450,000	15.2 %
Subtotal		**450,000**	**15.2 %**
Greater Seattle, Washington			
Washington 1000[4]	Denny Triangle	538,164	18.2 %
Subtotal		**538,164**	**18.2 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	11.9 %
Subtotal		**350,000**	**11.9 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[5][6]	Hollywood	19,816	0.7 %
Sunset Gower Studios—Development[6][7]	Hollywood	478,845	16.2
Sunset Las Palmas Studios—Development[6]	Hollywood	617,581	20.9
Element LA—Development	West Los Angeles	500,000	16.9
Subtotal		**1,616,242**	**54.7 %**
TOTAL LAND		**2,954,406**	**100.0 %**

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. The construction of Burrard Exchange may require the demolition of certain retail square footage.
(4) The final purchase of Washington 1000 is pending as of December 31, 2021. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(5) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(6) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(7) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.

Page 32 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Repositioning, Redevelopment, Development and Held-for-Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,905	—	— %	—	— %	$ —	$ —
Subtotal		**35,905**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California								
Rincon Center[7]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[8]	Palo Alto	79,056	—	—	—	—	—	—
Palo Alto Square[9]	Palo Alto	12,740	—	—	—	—	—	—
Metro Plaza[10]	North San Jose	61,066	—	—	5,204	8.5	—	—
Subtotal		**189,767**	**—**	**—**	**5,204**	**2.7**	**—**	**—**
Los Angeles, California								
10850 Pico[11]	West Los Angeles	51,409	—	—	—	—	—	—
Sunset Las Palmas Studios[12]	Hollywood	18,594	—	—	—	—	19,003	—
Subtotal		**70,003**	**—**	**—**	**—**	**—**	**19,003**	**—**
Total repositioning		**295,675**	**—**	**—**	**5,204**	**1.8**	**19,003**	**—**
DEVELOPMENT								
Los Angeles, California								
Sunset Glenoaks Studios[13]	Los Angeles	241,000	—	—	—	—	—	—
Total development		**241,000**	**—**	**—**	**—**	**—**	**—**	**—**
HELD-FOR-SALE								
Greater Seattle, Washington								
Northview Center	Lynnwood	179,985	125,083	69.5	125,083	69.5	2,960,663	23.67
Subtotal		**179,985**	**125,083**	**69.5**	**125,083**	**69.5**	**2,960,663**	**23.67**
San Francisco Bay Area, California								
Skyway Landing	Redwood Shores	246,997	188,470	76.3	188,470	76.3	11,004,346	58.39
Subtotal		**246,997**	**188,470**	**76.3**	**188,470**	**76.3**	**11,004,346**	**58.39**
Los Angeles, California								
6922 Hollywood	Hollywood	205,189	147,388	71.8	147,388	71.8	7,795,314	52.89
Del Amo	Torrance	113,000	—	—	—	—	—	—
Subtotal		**318,189**	**147,388**	**46.3**	**147,388**	**46.3**	**7,795,314**	**52.89**
Total held-for-sale		**745,171**	**460,941**	**61.9**	**460,941**	**61.9**	**21,760,323**	**47.21**
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE		**1,281,846**	**460,941**	**36.0 %**	**466,145**	**36.4 %**	**$ 21,779,326**	**$ 47.25**

Page 33 of 60

Page 34 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (1) Excludes in-service office, studio and land properties with exception of land properties held for sale (see pages 26, 27 and 32). The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic. (2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. Percent leased for studio properties is the average percent leased for the 12 months ended December 31, 2021. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2021, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2021. Annualized base rent does not reflect tenant reimbursements. Annual base rent for studio properties reflects actual base rent for the 12 months ended December 31, 2021, excluding tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,905 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (8) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021 following the termination of Century Theaters, Inc. as we evaluate the change of use for the space. (10) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Las Palmas Studios. 18,594 square feet located at Sunset Las Palmas Studios was taken off-line for repositioning. (13) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period			Estimated Square Feet[5]	Total % Leased	Project Costs[1]		Estimated Initial Stabilized Yield on Project Costs[6]
		Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]			Project Costs as of 12/31/21	Total Estimated Project Costs	
UNDER CONSTRUCTION									
Sunset Glenoaks Studios[7]	Los Angeles	Q4-2021	Q3-2023	Q2-2024	241,000	—	$ 32,434 [8]	$180,000-$200,000 [8]	7.50%-8.00%
Total under construction					**241,000**		**$ 32,434**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD	TBD	TBD	538,164	N/A	$ 36,224 [9]	$340,000-$360,000 [9]	7.50%-8.00%
Burrard Exchange[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	$ 3,649	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development[11]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development[11][12]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,643	TBD	TBD
Sunset Las Palmas Studios—Development[11]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 23,413 [13]	TBD	TBD
Sunset Waltham Cross Studios—Development[14]	Broxbourne	TBD	TBD	TBD	TBD	N/A	$ 179,914 [14]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,887 [15]	TBD	TBD
Total future development					**2,954,406**				
TOTAL					**3,195,406**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 35 of 60

Page 36 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. (8) Total estimated project costs for Sunset Glenoaks Studios include $28.8 million for land and acquisition costs. (9) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of December 31, 2021 we have incurred $36.2 million of project costs with the remaining $49.8 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during first quarter 2022. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021. (11) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (12) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (13) Project costs as of December 31, 2021 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (14) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development. Project costs as of December 31, 2021 for Sunset Waltham Cross Studios—Development includes $175.6 million for land and acquisition costs. Amounts reflected have been converted from GBP to USD using the foreign currency exchange rate as of December 31, 2021. (15) Project costs as of December 31, 2021 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Page 37 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Recently Completed, Under Construction and Planned Project Images (1) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years which has commenced effective 11/30/2021 with an estimated stabilization date of second quarter 2023. Total projects costs for One Westside as of December 31, 2021 are $394.7 million, with each partner contributing its pro rata share. Estimated yields at stabilization will range between 8.00% - 8.25% based on total estimated project costs in the range of $500.0 - $525.0 million. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (2) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Recently Completed Under Construction Planned Sunset Waltham Cross Studios | Development (Broxbourne) TBD | Completion TBD Single or Multi-Tenant EPIC | Development Los Angeles (Hollywood) 301,127 SF | Completed 4Q19 Single Tenant (Netflix, Inc.) Harlow | Development Los Angeles (Hollywood) 129,931 SF | Completed 3Q20 Single or Multi-Tenant One Westside(1) | Redevelopment Los Angeles (West Los Angeles) 584,000 SF | Completed 4Q21 Single Tenant (Google, Inc.) Cloud10 | Development Silicon Valley (North San Jose) 350,000(2) SF | Completion TBD Single Tenant (Build-to-Suit) Sunset Gower Studios | Development Los Angeles (Hollywood) 478,845(2) SF | Completion TBD Single or Multi-Tenant Washington 1000 | Development Seattle (Denny Triangle) 538,164(2) SF | Completion TBD Single or Multi-Tenant Burrard Exchange Vancouver (Downtown) 450,000(2) SF | Completion TBD Single or Multi-Tenant Sunset Glenoaks Studios | Development Los Angeles (Los Angeles) 241,000(2) SF | Completion 3Q23 Single or Multi-Tenant

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2][4]	Company's Share: Annualized Base Rent as Percent of Total
Technology	5,297,551	40.1 %	4,578,972	41.7 %
Media and Entertainment	1,845,880	15.3	1,329,839	13.2
Legal	745,242	7.1	683,928	8.3
Business Services	1,133,982 [5]	8.0	871,262 [6]	7.8
Financial Services	1,135,282	7.8	814,553	7.4
Retail	1,459,700 [7]	6.9	1,140,179 [8]	6.5
Other	837,398	5.9	657,833	6.3
Healthcare	221,340	1.9	211,064	2.2
Real Estate	490,332	2.8	257,740	2.1
Insurance	243,788	1.5	188,272	1.6
Educational	112,680	1.0	107,725	1.2
Government	204,526	1.1	161,145	1.1
Advertising	60,075	0.6	55,656	0.6
TOTAL	**13,787,776**	**100.0 %**	**11,058,168**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2]	Company's Share: Annualized Base Rent as Percent of Total
Online services	1,664,924	38.3 %	1,413,428	38.4 %
Software	1,280,664	22.8	1,220,802	24.9
Computer hardware and technology equipment	1,088,048	15.4	1,053,151	17.3
Business support services	707,832	13.2	493,776	10.8
Other	419,605	7.6	268,820	5.6
Biotechnology, healthcare and medical research	101,014	2.2	101,014	2.5
Telecommunications and networking	35,464	0.5	27,981	0.5
TOTAL	**5,297,551**	**100.0 %**	**4,578,972**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2]	Company's Share: Annualized Base Rent as Percent of Total
Entertainment production and service	1,335,016	71.8 %	839,817	62.0 %
Gaming	361,056	21.2	351,274	29.0
Advertising and marketing	104,321	5.1	104,321	7.0
Other	45,487	1.9	34,427	2.0
TOTAL	**1,845,880**	**100.0 %**	**1,329,839**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 205,088 square feet occupied by the Company.
(4) Excludes 183,112 square feet occupied by the Company.
(5) Includes 493,608 square feet occupied by co-working tenants (represents 3.4% of total annualized base rent).
(6) Includes 298,752 square feet occupied by co-working tenants (represents 2.6% of the Company's Share of total annualized base rent).
(7) Includes 436,663 square feet of storefront retail (represents 1.8% of total annualized base rent).
(8) Includes 390,095 square feet of storefront retail (represents 1.9% of the Company's Share of total annualized base rent).

Page 38 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Fifteen Largest Office Tenants

	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet		Company's Share: Total Occupied Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[2]	Percent of Annualized Base Rent
1	Google, Inc.	Various	Various	1,224,726	(3)	1,060,117	8.2%	$ 76,090,160	12.6%
2	Netflix, Inc.	Various	9/30/2031	722,305	(4)	368,376	2.9	24,037,069	4.0
3	Amazon	Various	Various	938,200	(5)	665,247	5.2	21,991,951	3.6
4	Nutanix, Inc.	Various	5/31/2024	439,406	(6)	439,406	3.4	18,490,620	3.1
5	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	17,864,002	3.0
6	Qualcomm	Skyport Plaza	7/31/2022	376,817		376,817	2.9	14,940,041	2.5
7	Salesforce.com	Rincon Center	Various	265,394	(8)	265,394	2.1	14,437,487	2.4
8	Block, Inc. (Formerly Square, Inc.)	1455 Market[9]	9/27/2023	469,056		257,981	2.0	13,338,551	2.2
9	Dell EMC Corporation	Various	Various	311,795	(10)	311,795	2.4	13,220,333	2.2
10	Uber Technologies, Inc.	1455 Market[9]	2/28/2025	325,445		178,995	1.4	9,644,556	1.6
11	NFL Enterprises	Various	12/31/2022	167,606	(11)	167,606	1.3	8,447,342	1.4
12	WeWork Companies, Inc.	Various	Various	318,208	(12)	146,743	1.1	7,020,286	1.2
13	GitHub, Inc.	Various	6/30/2025	92,450	(13)	92,450	0.7	6,679,300	1.1
14	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,747,762	1.0
15	Regus	Various	Various	123,420	(14)	123,420	1.0	5,589,789	0.9
	TOTAL			**6,135,143**		**4,814,662**	**37.4%**	**$ 257,539,249**	**42.8%**

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(3) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029 and (v) 584,000 square feet at One Westside expiring on November 30, 2036. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building and 75% of the ownership interest in the consolidated joint venture that owns One Westside. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date.
(4) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

Page 39 of 60

Page 40 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (5) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023, (ii) 606,562 square feet at 1918 Eighth expiring on September 30, 2030 and (iii) 191,814 square feet at 5th & Bell expiring on May 31, 2031. At 1918 Eighth, Amazon is expected to take possession an additional 52,588 square feet during second quarter 2022. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) Dell EMC Corporation expirations by square footage and property: (i) 138,820 square feet at 505 First expiring on February 28, 2022, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, (iii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iv) 46,472 square feet at 505 First expiring on January 31, 2027. Dell EMC Corporation may elect to exercise its early termination right 505 First for 46,472 square feet effective January 31, 2025 by delivering written notice on or before January 31, 2024. (11) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises elected to exercise its early termination right for the entire premises effective December 31, 2022. (12) WeWork Companies Inc. expirations by square footage and property: (i) 54,336 square feet at Hill7 expiring January 31, 2030, (ii) 51,205 square feet at Maxwell expiring June 30, 2031, (iii) 66,056 square feet at 1455 Market expiring October 31, 2031 and (iv) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (13) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (14) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026 and (v) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Office Property Leasing Activity[1]

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Total gross leasing activity		
Rentable square feet[2]	448,121	1,801,099
Gross new leasing activity		
Rentable square feet	287,014	730,235
New cash rate[3]	$57.20	$55.10
Gross renewal leasing activity		
Rentable square feet	161,107	1,070,864
Renewal cash rate[4]	$43.39	$54.03
Total leases expired and terminated		
Contractual (scheduled) expiration	99,802	517,200
Early termination	37,360	351,102
Total	**137,162**	**868,302**
Net absorption		
Leased rentable square feet	149,852	(138,067)
Cash rent growth[5]		
Expiring rate	$43.48	$49.57
New/renewal rate[6]	$48.36	$53.10
Change[5]	11.2 %	7.1 %
Straight-line rent growth[7]		
Expiring rate	$39.66	$45.43
New/renewal rate[6]	$46.07	$51.81
Change[7]	16.2 %	14.0 %
Weighted average lease terms		
New (in months)	65.5	78.8
Renewal (in months)	23.9	43.6
Blended	50.3	57.3

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

	Per Square Foot			
	Three Months Ended December 31, 2021		Year Ended December 31, 2021	
	Total	Annual	Total	Annual
New leases	$67.08	$12.29	$76.69	$11.68
Renewal leases	$5.33	$2.68	$14.23	$3.92
Blended	$44.58	$10.63	$38.58	$8.08

NET EFFECTIVE RENT[9]

	Per Square Foot	
	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	Total	Total
New leases	$42.02	$38.88
Renewal leases	$40.05	$47.82
Blended	$41.30	$44.33

Page 41 of 60

Page 42 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management offices totaling zero and 50,610 square feet for the three and 12 months ended December 31, 2021, respectively. The three months and 12 months ended December 31, 2021 excludes 1,962 and 7,291 square feet, respectively, of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes 14,680 and 25,354 square feet related to tenants paying percentage rent in lieu of base rent for the three and 12 months ended December 31, 2021, respectively. (4) Excludes 4,948 and 18,833 square feet related to tenants paying percentage rent in lieu of base rent for the three and 12 months ended December 31, 2021, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and 12 months ended December 31, 2021 are calculated using the weighted average starting rates for 165,681 and 348,586 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the periods indicated. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date		Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia							
Bentall Centre[3]	Downtown Vancouver	17,830	8/1/2021	9/1/2022	$	30.86	8/31/2028
Bentall Centre[3]	Downtown Vancouver	2,012	8/31/2021	5/1/2022	$	29.28	11/30/2028
Bentall Centre[3]	Downtown Vancouver	6,112	9/1/2021	4/1/2022	$	29.28	12/31/2026
Bentall Centre[3]	Downtown Vancouver	4,972	9/1/2021	3/1/2022	$	28.09	2/28/2030
Bentall Centre[3]	Downtown Vancouver	3,889	9/1/2021	1/1/2022	$	28.49	12/31/2027
Bentall Centre[3]	Downtown Vancouver	2,876	9/1/2021	4/1/2022	$	37.59	10/31/2028
Bentall Centre[3]	Downtown Vancouver	17,830	12/1/2021	2/1/2022	$	37.59	11/30/2024
Bentall Centre[3]	Downtown Vancouver	2,606	12/1/2021	5/1/2022	$	43.13	4/30/2027
Greater Seattle, Washington							
1918 Eighth[4]	Denny Triangle	9,945	1/1/2021	4/1/2023	$	48.80	9/30/2030
411 First	Pioneer Square	1,677	1/1/2021	1/1/2022	$	31.00	12/31/2030
1918 Eighth[4]	Denny Triangle	35,524	8/2/2021	12/25/2021	$	47.38	9/30/2030
Northview Center	Lynnwood	1,903	10/1/2021	12/1/2021	$	20.50	11/30/2024
411 First	Pioneer Square	1,599	10/1/2021	11/1/2021	$	45.50	10/31/2024
505 First	Pioneer Square	46,472	10/19/2021	2/1/2022	$	40.00	1/31/2027
San Francisco Bay Area, California							
Concourse	North San Jose	7,243	6/30/2021	6/30/2021 [5]	$	46.80	12/31/2024
Techmart	Santa Clara	3,334	7/10/2021	7/10/2021 [6]	$	53.40	11/9/2024
Shorebreeze	Redwood Shores	2,710	8/1/2021	11/1/2021	$	61.80	7/31/2023
Gateway	North San Jose	10,602	9/1/2021	11/1/2021	$	48.10	8/31/2025
Shorebreeze	Redwood Shores	2,396	9/1/2021	12/1/2021	$	63.60	11/30/2024
Techmart	Santa Clara	2,288	9/1/2021	11/1/2021	$	55.80	8/31/2022
Concourse	North San Jose	28,930	10/1/2021	11/1/2021	$	33.67	3/31/2023
Towers at Shore Center	Redwood Shores	8,461	10/1/2021	2/1/2022	$	72.60	9/30/2025
Concourse	North San Jose	3,250	10/1/2021	11/1/2021	$	48.00	10/31/2024
Metro Center	Foster City	3,185	10/1/2021	11/1/2021	$	70.20	9/30/2024
Concourse	North San Jose	1,515	10/1/2021	12/1/2021	$	48.00	12/31/2024
Gateway	North San Jose	1,506	10/1/2021	11/1/2021	$	46.80	10/31/2022
Metro Center	Foster City	1,439	10/1/2021	2/1/2022	$	39.00	9/30/2026

Page 43 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date		Starting Base Rents[2]	Lease Expiration Date
San Francisco Bay Area, California (cont.)							
Techmart	Santa Clara	1,245	10/1/2021	11/1/2021	$	54.00	10/31/2022
Page Mill Hill	Palo Alto	9,575	10/6/2021	1/1/2022	$	78.00	11/30/2023
555 Twin Dolphin Plaza	Redwood Shores	1,052	10/14/2021	12/27/2021	$	63.60	10/31/2023
Towers at Shore Center	Redwood Shores	3,470	10/15/2021	2/1/2022	$	74.40	10/31/2024
Techmart	Santa Clara	1,800	10/15/2021	12/1/2021	$	57.00	11/30/2023
Rincon Center	San Francisco	896	10/22/2021	3/21/2022	$	42.00	3/31/2027
555 Twin Dolphin Plaza	Redwood Shores	1,591	10/26/2021	2/1/2022	$	63.00	10/26/2024
Gateway	North San Jose	9,166	11/1/2021	12/1/2021	$	46.80	3/31/2027
Concourse	North San Jose	3,041	11/1/2021	1/1/2022	$	45.60	11/30/2024
Metro Center	Foster City	2,046	11/1/2021	1/1/2022	$	54.00	10/31/2024
Techmart	Santa Clara	1,776	11/1/2021	12/1/2021	$	51.60	10/31/2023
555 Twin Dolphin	Redwood Shores	1,481	11/1/2021	4/1/2022	$	62.40	10/31/2024
Ferry Building[7]	San Francisco	6,185	11/8/2021	3/1/2022	$	117.00	2/28/2029
Towers at Shore Center	Redwood Shores	2,882	11/15/2021	1/1/2022	$	73.20	2/29/2024
3400 Hillview	Palo Alto	207,857	12/1/2021	1/1/2022	$	73.80	11/30/2028
555 Twin Dolphin Plaza	Redwood Shores	15,805	12/1/2021	8/1/2022	$	67.80	7/31/2032
Towers at Shore Center	Redwood Shores	5,229	12/1/2021	3/1/2022	$	66.00	11/30/2026
Towers at Shore Center	Redwood Shores	3,071	12/1/2021	12/1/2022	$	68.04	11/30/2026
Metro Center	Foster City	2,168	12/1/2021	1/1/2022	$	75.00	11/30/2024
Techmart	Santa Clara	1,618	12/1/2021	2/1/2022	$	52.20	11/30/2024
Gateway	North San Jose	1,389	12/1/2021	1/1/2022	$	46.80	12/31/2022
Techmart	Santa Clara	1,098	12/1/2021	4/1/2022	$	48.00	1/31/2025
Los Angeles, California							
Harlow[8]	Hollywood	56,480	4/1/2021	4/1/2022	$	61.80	3/31/2033
Harlow[8]	Hollywood	13,805	4/1/2021	4/1/2022	$	24.00	3/31/2033
Maxwell	Downtown Los Angeles	19,564	9/6/2021	4/1/2022	$	48.00	9/30/2027
Maxwell	Downtown Los Angeles	29,441	7/27/2021	4/1/2022	$	46.20	10/31/2032
11601 Wilshire	West Los Angeles	4,192	6/4/2021	6/4/2021 [9]	$	66.00	12/31/2028

Page 44 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Los Angeles, California (cont.)						
One Westside[10]	West Los Angeles	544,000	11/30/2021	7/30/2022	$ 64.20	11/30/2036
One Westside[10]	West Los Angeles	40,000	11/30/2021	7/30/2022	$ 32.16	11/30/2036
6922 Hollywood	Hollywood	2,173	12/20/2021	6/20/2022	$ 107.40	6/30/2032

(1) Consists of leases that commenced on or prior to December 31, 2021 with up-front free base rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2021.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(4) We own 55% in the consolidated joint venture that owns 1918 Eighth.
(5) Subsequent to the rent start date, monthly base rent abated for the six-month period July 2021 through December 2021.
(6) Subsequent to the rent start date, monthly base rent abated for the three-month period August 2021 through October 2021.
(7) We own 55% in the consolidated joint venture that owns Ferry Building.
(8) We own 51% in the consolidated joint venture that owns Harlow.
(9) Subsequent to the rent start date, monthly base rent abated for the four-month period July 2021 through October 2021.
(10) We own 75% in the consolidated joint venture that owns One Westside.

Page 45 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Uncommenced Office Leases—Next Eight Quarters(1)(2)

	Q1 2022		Q2 2022		Q3 2022		Q4 2022		Q1 2023	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia										
Downtown Vancouver(4)	5,334	$ — (5)	—	$ —	—	$ —	—	$ —	—	$ —
Subtotal	**5,334**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Greater Seattle, Washington										
Pioneer Square	8,380	16.39	7,073	32.00	—	—	—	—	—	—
Subtotal	**8,380**	**16.39**	**7,073**	**32.00**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California										
San Francisco	5,044	— (6)	—	—	—	—	—	—	—	—
Foster City	—	—	14,397	75.00	—	—	—	—	—	—
Redwood Shores	7,267	72.96	—	—	16,643	65.97	—	—	—	—
Palo Alto	—	—	9,529	82.20	6,954	96.00	8,059	98.40	—	—
Santa Clara	15,331	53.23	2,036	57.00	—	—	—	—	—	—
North San Jose	16,853	49.55	2,647	48.60	—	—	—	—	—	—
Subtotal	**44,495**	**49.02**	**28,609**	**73.67**	**23,597**	**74.82**	**8,059**	**98.40**	**—**	**—**
Los Angeles, California										
Downtown Los Angeles	—	—	8,604	31.88	—	—	—	—	—	—
West Los Angeles	—	—	—	—	—	—	—	—	20,340	— (5)
Subtotal	**—**	**—**	**8,604**	**31.88**	**—**	**—**	**—**	**—**	**20,340**	**—**
TOTAL UNCOMMENCED(7)	**58,209**	**$ 39.83**	**44,286**	**$ 58.90**	**23,597**	**$ 74.82**	**8,059**	**$ 98.40**	**20,340**	**$ —**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to December 31, 2021, but with commencement dates after December 31, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in second quarter 2023 through fourth quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(5) Management office to be occupied by the Company.
(6) Tenants to pay percentage rent in lieu of base rent.
(7) See page 61 for the Company's share of uncommenced leases for the next eight quarters.

Page 46 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Backfilled Office Leases—Next Eight Quarters[(1)(2)]

	Q1 2022		Q2 2022		Q3 2022		Q4 2022		Q1 2023		Q4 2023	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
Vancouver, British Columbia												
Downtown Vancouver[(4)]	26,986	$ 32.64	—	$ —	—	$ —	—	$ —	4,114	$ 45.11	—	$ —
Subtotal	**26,986**	**32.64**	**—**	**—**	**—**	**—**	**—**	**—**	**4,114**	45.11	**—**	**—**
Greater Seattle, Washington												
Denny Triangle	—	—	52,588	47.38	—	—	—	—	—	—	—	—
Pioneer Square	—	—	—	—	—	—	—	—	—	—	5,870	47.27
Subtotal	**—**	**—**	**52,588**	**47.38**	**—**	**—**	**—**	**—**	**—**	**—**	**5,870**	**47.27**
San Francisco Bay Area, California												
Redwood Shores	—	—	—	—	3,983	66.60	—	—	—	—	—	—
Santa Clara	3,657	52.80	—	—	—	—	—	—	4,945	57.00	—	—
North San Jose	2,979	48.60	6,413	44.30	—	—	—	—	—	—	—	—
Subtotal	**6,636**	**50.91**	**6,413**	**44.30**	**3,983**	**66.60**	**—**	**—**	**4,945**	**57.00**	**—**	**—**
Los Angeles, California												
West Los Angeles	2,198	53.40	—	—	—	—	—	—	—	—	—	—
Subtotal	**2,198**	**53.40**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL BACKFILLED[(5)]	**35,820**	**37.30**	**59,001**	**47.05**	**3,983**	**66.60**	**—**	**—**	**9,059**	**51.60**	**5,870**	**47.27**
TOTAL UNCOMMENCED AND BACKFILLED	**94,029**	**$ 38.87**	**103,287**	**$ 52.13**	**27,580**	**$ 73.63**	**8,059**	**$ 98.40**	**29,399**	**$ 15.90**	**5,870**	**$ 47.27**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to December 31, 2021, but with commencement dates after December 31, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in fourth quarter 2022 or second quarter 2023 through third quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021.
(5) See page 61 for the Company's share of backfilled leases for the next eight quarters.

Page 47 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Expiring Office Leases—Next Eight Quarters[1]

	Q1 2022[2]		Q2-2022		Q3-2022		Q4-2022		Q1-2023		Q2-2023		Q3-2023		Q4-2023	
	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]
Vancouver, British Columbia																
Downtown Vancouver[5]	10,993	$29.05	56,794	$27.45 [6]	48,823	$26.93	56,565	$28.62 [7]	28,109	$34.67	61,049	$31.15 [8]	30,528	$14.23	26,835	$25.54
Subtotal	**10,993**	**29.05**	**56,794**	**27.45**	**48,823**	**26.93**	**56,565**	**28.62**	**28,109**	**34.67**	**61,049**	**31.15**	**30,528**	**14.23**	**26,835**	**25.54**
Greater Seattle, Washington																
Denny Triangle	—	—	53,103	30.38 [9]	—	—	2,958	— [10]	656	34.18	2,486	32.72	—	—	140,526	32.98 [11]
Lynnwood	—	—	21,563	21.64	—	—	—	—	—	—	19,583	23.20	5,487	23.33	—	—
Pioneer Square	144,956	26.27 [12]	1,057	42.60	—	—	8,266	20.19	9,008	— [10]	—	—	—	—	48,824	35.38
Subtotal	**144,956**	**26.27**	**75,723**	**28.06**	**—**	**—**	**11,224**	**14.87**	**9,664**	**2.32**	**22,069**	**24.28**	**5,487**	**23.33**	**189,350**	**33.60**
San Francisco Bay Area, California																
Foster City	7,012	76.54	57,278	73.36 [13]	4,482	66.83	42,542	71.96	28,706	47.50	3,502	72.26	10,694	72.16	52,584	74.69 [14]
Palo Alto	—	—	24,090	71.90	6,289	102.89	91,584	80.62 [15]	—	—	82,515	89.64 [16]	69,388	81.31 [17]	9,575	80.34
Redwood Shores	40,091	64.77	29,007	49.96	90,495	55.85 [18]	108,117	64.87 [19]	39,024	68.40	76,198	66.44 [20]	30,724	70.15	10,533	68.62
San Francisco	110,922	7.66 [21]	2,739	71.34	41,268	32.63	6,783	21.50	515	202.59	1,797	— [22]	511,580	52.76 [23]	3,025	44.24
North San Jose	103,361	43.96 [24]	92,746	38.65 [25]	435,608	41.40 [26]	70,072	45.52 [27]	106,298	39.84 [28]	67,062	48.24 [29]	33,682	50.46	68,070	48.67 [30]
Santa Clara	11,949	51.15	6,773	35.90	27,686	55.84	17,044	53.85	16,015	56.41	887	62.29	—	—	22,416	56.22
Subtotal	**273,335**	**33.43**	**212,633**	**53.65**	**605,828**	**44.45**	**336,142**	**64.59**	**190,558**	**48.68**	**231,961**	**68.99**	**656,068**	**56.79**	**166,203**	**60.93**
Los Angeles, California																
Hollywood	—	—	3,273	56.05	—	—	10,429	63.14	—	—	—	—	—	—	—	—
West Los Angeles	6,982	54.88	12,820	19.77	50,318	18.96 [31]	197,324	53.50 [32]	10,557	65.69	10,058	65.88	23,674	60.28	5,496	61.42
Subtotal	**6,982**	**54.88**	**16,093**	**27.15**	**50,318**	**18.96**	**207,753**	**53.99**	**10,557**	**65.69**	**10,058**	**65.88**	**23,674**	**60.28**	**5,496**	**61.42**
TOTAL	**436,266**	**$31.29**	**361,243**	**$42.98**	**704,969**	**$41.41**	**611,684**	**$56.75**	**238,888**	**$45.91**	**325,137**	**$58.75**	**715,757**	**$54.84**	**387,884**	**$45.14**
Expirations as % of Total In-Service Portfolio	**3.0%**		**2.4%**		**4.8%**		**4.1%**		**1.6%**		**2.2%**		**4.9%**		**2.6%**	

Page 48 of 60

Page 49 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (1) This does not reflect 77,746 square feet that expired on December 31, 2021. This table omits submarkets without any expirations over the next eight quarters. See page 61 for the Company’s share of expiring leases for the next eight quarters. (2) First quarter 2022 expiring square footage does not include 20,004 square feet of month-to-month leases. (3) Includes leases that expire on the last day of the quarter. (4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (5) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2021. (6) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Calibre Mining Corporation for 2,928 square feet. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Nexii Building Solutions Inc. for 15,500 square feet, (ii) Robert Half Inc. for 10,301 square feet, and (iii) Clyde and Co Canada LLP for 9,866 square feet. (8) Top three expiring tenants at Bentall Centre by square footage: (i) Bentall Green Oak LP for 37,474 square feet, (ii) Sabina Gold Silver Corporation for 10,605 square feet, and (iii) Coeur Silvertip Holdings LTD for 3,010 square feet. (9) Total expiring square footage consists of: (i) KPMG, LLP at 1918 Eighth for 51,909 square feet and (ii) Hudson Pacific Properties, Inc. at Hill7 for 1,194 square feet. At 1918 Eighth, Amazon is expected to take possession an additional 52,588 square feet during second quarter 2022. (10) Total expiring square footage consists of space occupied by the Company’s management office. (11) Total expiring square footage consists of: (i) Amazon at Met Park North for 139,824 square feet and (ii) Subway at Met Park North for 702 square feet. (12) Total expiring square footage consists of: (i) Dell EMC Corporation at 505 First for 138,820 square feet and (ii) Maveron at 411 First for 6,136 square feet. (13) Top three expiring tenants by square footage: (i) Jefferies LLC at Metro Center for 14,562 square feet, (ii) Conversica, Inc. at Metro Center for 11,243 square feet, and (iii) Z&L Properties at Metro Center for 9,037 square feet. (14) Total expiring square footage consists of: (i) Quinstreet, Inc. at Metro Center for 44,556 square feet, (ii) Sycomp a Technology Company, Inc. at Metro Center for 6,605 square feet, and (iii) Lehigh University at Metro Center for 1,423 square feet. (15) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank, Rimerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) Squire Patton Boggs US LLP at Page Mill Hill for 13,065 square feet. (16) Top three expiring tenants by square footage: (i) Lockheed Martin Corporation at 3176 Porter for 42,899 square feet, (ii) Toyota at Page Mill Center for 22,392 square feet, and (iii) Ciitizen Corporation at Palo Alto Square for 5,244 square feet. (17) Total expiring square footage consists of: (i) Gibson, Dunn & Crutcher, LLP at Page Mill Hill for 48,771 square feet, and (ii) Luminar Technologies, Inc. at Page Mill Hill for 20,617 square feet. (18) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Hudson Pacific Properties management office at 333 Twin Dolphin for 12,651 square feet, and (iii) Coddington, Hicks & Danforth at 555 Twin Dolphin for 8,075 square feet. (19) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Project Worldwide, Inc. at Skyway Landing for 19,467 square feet. (20) Top three expiring tenants by square footage: (i) MarkLogic Corporation at Skyway Landing for 40,268 square feet, (ii) Zum Services, Inc. at Shorebreeze for 20,198 square feet, and (iii) Kartos Therapeutics, Inc. at Shorebreeze for 7,464 square feet. (21) Top three expiring tenants by square footage: (i) Burlington Coat Factory at 875 Howard for 94,505 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) D.O.C. Restaurant Group, LLC at Ferry Building for 1,197 square feet. (22) Total expiring square footage consists of: (i) Red Bay Coffee Company Inc. at Ferry Building for 1,592 square feet, and (ii) Quanisha Johnson at Ferry Building for 205 square feet. Red Bay Coffee Company and Quanisha Johnson pay percentage rent in lieu of paying monthly base rent. (23) Top three expiring tenants by square footage: (i) Block, Inc. (Formerly Square, Inc.) at 1455 Market for 469,056 square feet, (ii) City and County of SF/DOE/MTA at 1455 Market for 39,573 square feet, and (iii) Cholita Linda, LLC at Ferry Building for 1,380 square feet. (24) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) PNY Technologies, Inc. at Gateway for 7,211 square feet. (25) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) Hudson Pacific Properties management office at Gateway for 12,223 square feet. (26) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817 square feet, (ii) Sima Technologies, Inc. at Concourse for 9,034 square feet, and (iii) Silicon Valley Leadership Group at Gateway for 8,193 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 50 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 (27) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Company at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. (28) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) New York Life Insurance at Concourse for 28,489 square feet, and (iii) Sensiba San Filippo LLP at Metro Plaza for 12,611 square feet. (29) Top three expiring tenants by square footage: (i) Amkor Technology, Inc. at Metro Plaza for 21,942 square feet, (ii) Dexerials America Corporation at Gateway for 7,872 square feet, and (iii) Principal Life Insurance Company at Gateway for 7,359 square feet. (30) Top three expiring tenants by square footage: (i) Arrcus, Inc. at Gateway for 17,728 square feet, (ii) GTT Americas, LLC at Concourse for 9,981 square feet, and (iii) Gilbane Building Company at Gateway for 7,245 square feet. (31) Top three expiring tenants by square footage: (i) Landmark Theatre at 10850 Pico for 43,014 square feet, (ii) Financial Profiles, Inc. at 11601 Wilshire for 3,644 square feet, and (iii) G.D.K. Inc. at 11601 Wilshire for 1,242 square feet. (32) Top three expiring tenants by square footage: (i) NFL Enterprises at 10950 Washington for 157,687 square feet, (ii) Wells Fargo Bank at 11601 Wilshire for 20,443 square feet, and (iii) NFL Enterprises at 10900 Washington for 9,919 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	**Number of Leases Expiring**	**Square Footage of Expiring Leases[1]**	**Square Footage of Expiring Leases[2]**	**Percent of Office Portfolio Square Feet**	**Annualized Base Rent[3]**	**Percentage of Office Portfolio Annualized Base Rent**	**Annualized Base Rent Per Leased Square Foot[4]**	**Annualized Base Rent at Expiration**	**Annualized Base Rent Per Lease Square Foot at Expiration[5]**
Vacant		1,621,676	1,522,047	11.8 %					
2021	25	77,746	50,317	0.4 %	$ 2,177,508	0.4 %	$ 43.28	$ 2,177,508	$ 43.28
2022	210	2,043,945	1,865,491	14.5	87,822,373	14.4	47.08	88,064,203	47.21
2023	146	1,658,658	1,310,190	10.2	68,618,105	11.3	52.37	71,440,226	54.53
2024	162	2,074,835	1,788,440	13.9	94,473,546	15.5	52.82	101,878,923	56.97
2025	98	1,676,064	1,359,300	10.5	80,534,744	13.2	59.25	88,790,870	65.32
2026	57	694,819	592,222	4.6	35,637,873	5.8	60.18	40,520,574	68.42
2027	51	693,798	576,794	4.5	32,719,102	5.4	56.73	37,776,411	65.49
2028	32	968,734	867,521	6.7	59,169,700	9.7	68.21	70,475,958	81.24
2029	18	332,247	234,360	1.8	17,835,118	2.9	76.10	21,344,334	91.07
2030	14	1,300,155	934,005	7.2	42,905,449	7.0	45.94	57,591,739	61.66
Thereafter	33	2,246,771	1,466,735	11.4	80,488,296	13.2	54.88	113,802,588	77.59
Building management use[6]	46	205,088	183,112	1.4	—	—	—	—	—
Signed leases not commenced[7]	31	154,491	147,954	1.1	7,485,594	1.2	50.59	8,298,300	56.09
TOTAL/WEIGHTED AVERAGE	**923**	**15,749,027**	**12,898,487**	**100.0 %**	**$ 609,867,408**	**100.0 %**	**$ 53.61** [8]	**$ 702,161,634**	**$ 61.72** [9]

(1) Total expiring square footage does not include 20,004 square feet of month-to-month leases.
(2) Total expiring square footage does not include 12,797 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of December 31, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2021.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2021.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of December 31, 2021 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of December 31, 2021, divided by (ii) square footage under uncommenced leases as of December 31, 2021.
(8) Included as part of the Company's share of total expiring square footage is 50,233 square feet of existing leases that have been amended or signed as of fourth quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $53.85
(9) Included as part of the Company's share of total expiring square footage is 18,935 square feet of existing leases that have been amended or signed as of fourth quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $61.82.

Page 51 of 60

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Definitions and Reconciliations

Page 53 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share interest and depreciation from the unconsolidated real estate entity and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non- cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partner’s share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partner’s share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included.

Page 54 of 60 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”) and Performance Stock Units (“PSU”), including stock grants under our 2019 OPP, 2020 PSU and 2021 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2019 OPP, 2020 PSU and 2021 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Reconciliation of Net Income (loss) to Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income (loss)	$ 16,753	$ (3,168)	$ 29,012	$ 16,430
Adjustments:				
Income from unconsolidated real estate entities	(151)	(667)	(1,822)	(736)
Fee income	(898)	(1,074)	(3,221)	(2,815)
Interest expense	30,139	29,638	121,939	113,823
Interest income	(926)	(960)	(3,794)	(4,089)
Management services reimbursement income—unconsolidated joint ventures	(253)	—	(1,132)	—
Management services expense—unconsolidated joint ventures	253	—	1,132	—
Transaction-related expenses	1,547	—	8,911	440
Unrealized (gain) loss on non-real estate investment	(4,951)	128	(16,571)	2,463
Loss on extinguishment of debt	10	—	6,259	2,654
Impairment loss	—	—	2,762	—
Other expense (income)	1,006	1,058	2,553	(548)
General and administrative	17,500	23,939	71,346	77,882
Depreciation and amortization	88,107	77,351	343,614	299,682
Net Operating Income	**$ 148,136**	**$ 126,245**	**$ 560,988**	**$ 505,186**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 168,394	$ 163,729	$ 637,040	$ 611,618
Straight-line rent	584	(1,128)	10,414	26,012
Amortization of above-market and below-market leases, net	2,010	1,892	7,491	8,250
Amortization of lease incentive costs	(404)	(418)	(1,672)	(1,703)
Same-Store Office revenues	**170,584**	**164,075**	**653,273**	**644,177**
Same-Store Studios cash revenues	20,113	19,539	78,876	68,150
Straight-line rent	665	(154)	1,555	933
Amortization of above-market and below-market leases, net	—	6	—	—
Amortization of lease incentive costs	(9)	(16)	(37)	(37)
Same-Store Studio revenues	**20,769**	**19,375**	**80,394**	**69,046**
Same-Store property revenues	**191,353**	**183,450**	**733,667**	**713,223**
Same-Store Office cash expenses	59,267	57,561	223,981	217,673
Straight-line rent	325	366	1,342	1,462
Non-cash portion of interest expense	11	4	42	8
Amortization of above-market and below-market ground leases, net	586	586	2,344	2,344
Same-Store Office expenses	**60,189**	**58,517**	**227,709**	**221,487**
Same-Store Studio cash expenses	12,157	9,916	44,799	37,521
Non-cash portion of interest expense	79	29	316	59
Same-Store Studio expenses	**12,236**	**9,945**	**45,115**	**37,580**
Same-Store property expenses	**72,425**	**68,462**	**272,824**	**259,067**
Same-Store net operating income	**118,928**	**114,988**	**460,843**	**454,156**
Non-Same-Store net operating income	**29,208**	**11,257**	**100,145**	**51,030**
Net Operating Income	**$ 148,136**	**$ 126,245**	**$ 560,988**	**$ 505,186**

Page 55 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income (loss)	$ 16,753	$ (6,182)	$ 7,030	$ 11,411	$ (3,168)
Interest expense—Consolidated	30,139	30,825	30,689	30,286	29,638
Interest income—Consolidated	(926)	(934)	(937)	(997)	(960)
Depreciation and amortization—Consolidated	88,107	88,568	84,178	82,761	77,351
EBITDA	**134,073**	**112,277**	**120,960**	**123,461**	**102,861**
Unconsolidated real estate entities depreciation and amortization	1,497	1,462	1,550	1,511	1,424
Unconsolidated real estate entities interest expense	165	613	640	604	605
EBITDAre	**135,735**	**114,352**	**123,150**	**125,576**	**104,890**
Transaction-related expenses	1,547	6,300	1,064	—	—
Unrealized (gain) loss on non-real estate investments	(4,951)	(827)	(5,018)	(5,775)	128
Loss on debt extinguishment	10	6,249	—	—	—
Impairment loss	—	2,762	—	—	—
Other expense (income)	1,006	(82)	1,177	452	1,058
Straight-line rent receivables, net	(5,957)	(2,157)	(5,657)	(6,765)	1,191
Amortization of lease incentive costs	458	476	475	475	477
Non-cash amortization of above-market and below-market leases, net	(3,134)	(3,023)	(2,739)	(2,519)	(2,178)
Non-cash amortization of above-market and below-market ground leases, net	603	588	588	588	588
Non-cash compensation expense	5,445	5,840	6,340	3,538	8,314
Adjusted EBITDAre	**130,762**	**130,478**	**119,380**	**115,570**	**114,468**
One-time prior period net property tax adjustment	—	(1,433)	369	1,050	(613)
Adjusted EBITDAre (excluding specified items)	**130,762**	**129,045**	**119,749**	**116,620**	**113,855**
Studio cash NOI	(7,956)	(13,121)	(7,354)	(9,579)	(7,441)
Office property Adjusted EBITDAre	**122,806**	**115,924**	**112,395**	**107,041**	**106,414**
x Annualization factor	4	4	4	4	4
Annualized office property Adjusted EBITDAre	**491,224**	**463,696**	**449,580**	**428,164**	**425,656**
Trailing 12-mo studio cash NOI	37,045	36,530	31,161	29,124	28,447
Cash Adjusted EBITDAre for selected ratios	**$ 528,269**	**500,226**	**480,741**	**457,288**	**454,103**
Less: Partners' share of cash Adjusted EBITDAre	(94,881)	(89,790)	(84,721)	(76,658)	(60,969)
Company's Share of cash Adjusted EBITDAre	**$ 433,388**	**$ 410,436**	**$ 396,020**	**$ 380,630**	**$ 393,134**
Total Consolidated Unsecured and Secured Debt	3,764,874	3,943,973	3,518,813	3,485,093	3,432,276
Less: Consolidated cash and cash equivalents	(96,555)	(110,500)	(110,978)	(134,278)	(113,686)
Consolidated Debt, Net	**$ 3,668,319**	**$ 3,833,473**	**$ 3,407,835**	**$ 3,350,815**	**$ 3,318,590**
Less: Partners' share of debt, net	(665,027)	(658,313)	(554,012)	(533,687)	(545,683)
Company's Share of Debt, Net (excluding Series A preferred units)	**$ 3,003,292**	**$ 3,175,160**	**$ 2,853,823**	**$ 2,817,128**	**$ 2,772,907**
Cash Adjusted EBITDAre for selected ratios / Consolidated Debt, Net	**6.9x**	**7.7x**	**7.1x**	**7.3x**	**7.3x**
Cash Adjusted EBITDAre for selected ratios / Company's Share of Debt, Net	**6.9x**	**7.7x**	**7.2x**	**7.4x**	**7.1x**

Page 56 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Company Outlook
Unaudited, in thousands

Metric	Current Guidance Full Year 2022		Previous Guidance Full Year 2021		Actuals Full Year 2021
	Low	High	Low	High	Total
FFO per share	$2.01	$2.09	$1.95	$1.99	$1.99
Growth in same-store office property cash NOI(1)(2)	2.00%	3.00%	3.75%	4.75%	4.85%
Growth in same-store studio property cash NOI(1)(2)	15.00%	16.00%	12.00%	13.00%	11.26%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$49,000	$59,000	$21,500	$31,500	$31,421
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(3,100)	$(3,100)	$(3,750)	$(3,750)	$(3,757)
General and administrative expenses(4)	$(78,000)	$(82,000)	$(69,000)	$(73,000)	$(71,346)
Interest expense(5)	$(129,500)	$(132,500)	$(121,500)	$(124,500)	$(128,198)
Interest income	$1,700	$1,800	$3,700	$3,800	$3,794
Corporate-related depreciation and amortization	$(17,950)	$(18,050)	$(7,750)	$(7,850)	$(7,721)
FFO from unconsolidated joint ventures	$6,000	$7,000	$7,500	$8,500	$7,844
FFO attributable to non-controlling interests	$(75,000)	$(79,000)	$(62,500)	$(66,500)	$(64,713)
FFO attributable to Preferred Units / Shares	$(20,800)	$(20,800)	N/A	N/A	(2,893)
Weighted average common stock/units outstanding—diluted(6)	152,750	153,750	153,000	154,000	153,332

(1) Same-store for the full year 2022 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2021, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2022. Same-store office property cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store office property cash NOI growth would be 3.50% - 4.50%.
(2) Please see non-GAAP information below for definition of cash NOI.
(3) Includes non-cash straight-line rent associated with the studio and office properties.
(4) Includes non-cash compensation expense, which the Company estimates at $20,500 in 2022.
(5) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $5,800 in 2022.
(6) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2022 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

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Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2021 Appendix

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Total Portfolio Company's Share

	Company's Share					
	Number of Properties	Rentable Square Feet	Percent Occupied	Percent Leased	Annual Base Rent	Annual Base Rent Per Square Foot
Office						
In-Service						
Vancouver, British Columbia	1	300,058	96.3%	96.7%	$ 8,635,256	$ 29.88
Greater Seattle, Washington	8	1,718,488	89.1	90.0	53,433,588	34.91
San Francisco Bay Area, California	25	7,624,816	89.0	90.3	396,308,249	58.41
Los Angeles, California	15	2,258,520	96.4	97.6	122,564,129	56.32
Total	**49**	**11,901,882**	**90.6**	**91.8**	**580,941,223**	**53.89**
Studios						
Same-Store						
Los Angeles, California	3	614,963		85.7	22,600,850	42.86
Total	**3**	**614,963**				
Repositioning, Redevelopment, Development, Held-for-Sale						
Greater Seattle, Washington	2	215,890	57.9	57.9	2,960,663	23.67
San Francisco Bay Area, California	1	436,764	43.2	44.3	11,004,346	58.39
Los Angeles, California	3	486,729	30.3	30.3	7,805,006	52.96
Total(1)	**6**	**1,139,383**	**40.5%**	**40.9%**	**$ 21,770,015**	**$ 47.23**
Land						
Vancouver, British Columbia	1	90,000				
Greater Seattle, Washington	1	538,164				
San Francisco Bay Area, California	1	350,000				
Los Angeles, California	4	1,069,283				
Greater London, United Kingdom	1	TBD				
Total	**8**	**2,047,447**				
TOTAL PORTFOLIO	**66**	**15,703,675**				

(1) Includes four properties classified as held-for-sale as of December 31, 2021. Please see page 33 for details.

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Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2021

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Company's Share															
	Q1 2022		Q2 2022		Q3 2022		Q4 2022		Q1 2023		Q2 2023		Q3 2023		Q4 2023	
	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF
Uncommenced Office Leases—Next Eight Quarters																
Vancouver, British Columbia	1,067	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Greater Seattle, Washington	8,380	16.39	7,073	32.00	—	—	—	—	—	—	—	—	—	—	—	—
San Francisco Bay Area, California	42,225	51.66	28,609	73.67	23,597	74.82	8,059	98.40	—	—	—	—	—	—	—	—
Los Angeles, California	—	—	8,604	31.88	—	—	—	—	20,340	—	—	—	—	—	—	—
Total	**51,672**	**44.87**	**44,286**	**58.90**	**23,597**	**74.82**	**8,059**	**98.40**	**20,340**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Backfilled Office Leases—Next Eight Quarters																
Vancouver, British Columbia	5,397	32.64	—	—	—	—	—	—	823	45.11	—	—	—	—	—	—
Greater Seattle, Washington	—	—	28,923	47.38	—	—	—	—	—	—	—	—	—	—	5,870	47.27
San Francisco Bay Area, California	6,636	50.91	6,413	44.30	3,983	66.60	—	—	4,945	57.00	—	—	—	—	—	—
Los Angeles, California	2,198	53.40	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	**14,231**	**44.37**	**35,336**	**46.82**	**3,983**	**66.60**	**—**	**—**	**5,768**	**55.30**	**—**	**—**	**—**	**—**	**5,870**	**47.27**
Expiring Office Leases—Next Eight Quarters																
Vancouver, British Columbia	2,199	29.05	11,359	27.45	9,765	26.93	11,313	28.62	5,622	34.67	12,210	31.15	6,106	14.23	5,367	25.54
Greater Seattle, Washington	144,956	26.27	51,827	26.99	—	—	9,893	16.87	9,664	2.32	22,069	24.28	5,487	23.33	189,350	33.60
San Francisco Bay Area, California	272,090	33.31	212,400	53.49	602,277	44.54	333,090	64.99	190,326	48.49	231,152	69.23	425,857	58.97	166,203	60.93
Los Angeles, California	6,982	54.88	15,618	27.97	39,565	20.08	207,753	53.99	10,557	65.69	10,058	65.88	23,674	60.28	5,496	61.42
Total	**426,227**	**$ 31.25**	**291,204**	**$ 46.39**	**651,606**	**$ 42.79**	**562,049**	**$ 59.34**	**216,169**	**$ 46.91**	**275,489**	**$ 63.82**	**461,124**	**$ 58.02**	**366,416**	**$ 46.29**

Page 60 of 60

Los Angeles | Silicon Valley | San Francisco | Seattle | Vancouver HudsonPacificProperties.com